United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 4, 2024

Pineapple Energy Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $0.05 per share	PEGY	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On November 4, 2024, the Company held a Special Meeting of Shareholders (the “Special Meeting”). At the Special Meeting, the Company’s shareholders voted on the three proposals described below. The proposals presented at the Special Meeting are described in detail in the Definitive Proxy Statement filed with the Securities and Exchange Commission on October 10, 2024.

Of the 24,012,312 shares of Common Stock outstanding and entitled to vote, including the portion of the shares of Series C Preferred Stock voting on an as converted basis (subject to certain limitations), at the Special Meeting, 12,360,601, or 51.47%, of the outstanding and eligible shares, were present either in person or by proxy. Holders of Common Stock voted one vote per share on all matters properly brought before the Special Meeting. The holder of the Series C Preferred Stock voted one vote per share on an as converted basis with the Common Stock for only the Redomestication Proposal. The Series C Preferred Stock was not entitled to vote on any other matters. Holders of record of shares of Common Stock and the Series C Preferred Stock voted on the Redomestication Proposal as a single class.

Therefore, a total of (i) 24,012,312 votes were entitled to be cast at the meeting with respect to the Redomestication Proposal, (ii) 15,488,161 votes were entitled to be cast at the meeting with respect to the Name Change Proposal and the Adjournment Proposal.

The results for each of the proposals submitted to a vote of shareholders at the Special Meeting are as follows:

Proposal 1: Redomestication Proposal

The Company’s shareholders approved the change of the state of incorporation from Minnesota to Delaware. The voting with respect to the Redomestication Proposal was as follows:

For	Against	Abstain
12,209,884	129,838	20,879

Proposal 2: Name Change Proposal

The Company's shareholders approved the change of the name of the Company from Pineapple Energy Inc. to SUNation Energy Inc. The voting with respect to the Name Change Proposal was as follows:

For	Against	Abstain
6,174,516	145,875	13,023

Proposal 3: Adjournment Proposal

The Company’s shareholders approved the one or more adjournments of the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Special Meeting. The voting with respect to the Adjournment Proposal was as follows; however, since a quorum was present for the transaction of business and there were sufficient shares voted to approve Proposals 1 and 2, no adjournment vote was sought and Proposal 3 was not moved forward.

For	Against	Abstain
6,049,016	212,399	71,999

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PINEAPPLE ENERGY INC.

	By:	/s/ Scott Maskin
Scott Maskin, Interim Chief Executive Officer

Date: November 7, 2024